EXHIBIT 2


                             CALL OPTION DEED

DEED dated 27 April 2000


BETWEEN BT FUNDS MANAGEMENT LIMITED ACN 002 916 458 of Level 15, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000 ('Shareholder')


AND CP VENTURES LIMITED ACN 006 306 565 of 35 Waymouth Street, Adelaide, SA, 5000 ('Optionholder')


RECITAL

The Shareholder has agreed to grant to the Optionholder a call option to enable the Optionholder to require the Shareholder to sell certain Securities to the Optionholder or its nominee on the terms and conditions contained in this deed.


AGREEMENT

1.   DEFINITIONS

In this deed the following terms have these meanings unless the context otherwise requires:

     'ASX' means Australian Stock Exchange Limited ACN 008 624 691;

     'BUSINESS DAY' means the day on which Australian banks (as defined in the Corporations Law) are open for general banking business in Melbourne and Sydney;

     'COMPANY' means Pacific Dunlop Limited;

     'CALL OPTION' means the call option granted by the Shareholder under clause 2 enabling the Optionholder to require the Shareholder to sell the Option Securities to the Optionholder;

     'CALL OPTION PERIOD' means the period set out in Part 2 of the schedule;

     'CONDITION' means a condition set out in clause 3.1;

     'FCL' means Futuris Corporation Limited ACN 004 336 636;

     'OPTION SECURITIES' means the Securities of the Company as specified in Part 1 of the schedule, as reduced, increased or affected by any Reorganisation of the Company which takes place prior to the purchase of the Securities pursuant to an exercise of the Call Option and includes any equivalent Securities referred to in clause 5.2(b);

     'PURCHASE CONSIDERATION' means the total amount payable on exercise of the Call Option for the purchase of the Option Securities by the Optionholder or its nominee as calculated in accordance with clauses 6 and 7 of this deed and Part 4 of the schedule;

     'REORGANISATION' means any one or more of the following:

     (a)  any bonus issue by way of capitalisation of profits or reserves;

     (b) any consolidation or subdivision or reduction of capital or capital or special dividend or other reconstruction or adjustment relating to the share capital of the Company (or any shares or stock derived from it);

     (c)  any buy back by the Company of its own shares;

     (d) any amalgamation, reconstruction or merger proposal affecting the share capital of the Company (or any shares or stock derived from it);

     (e) any issue of rights, options or other interests to shareholders or stockholders in the Company;

     (f) any other issue of equity securities or securities with rights of conversion to equity by the Company; or

     (g) any call by the Company for unpaid amounts on any of its share capital;

     'REORGANIsATION PERIOD' means the period between the date of this deed and the completion of the purchase of the Option Securities under this deed; and

     'SECURITIES' has the same meaning as 'securities' in subsection 92(1) of the Corporations Law.


2.   CALL OPTION

     In consideration of the Optionholder paying to the Shareholder AUD10, receipt of which the Shareholder acknowledges, the Shareholder grants to the Optionholder an irrevocable option to purchase, during the Call Option Period, the Option Securities from the Shareholder for the Purchase Consideration on the terms of this deed.


3.   CONDITIONS PRECEDENT

3.1 This deed (other than this clause 3.1, clauses 7, 8, 9, 10, 11, 12 and 13 and the schedule) has no effect unless, on or before the day that is 3 months after the date of this deed or another date agreed by the parties in writing, the Optionholder gives to the Company and to ASX information in accordance with Part 6C.1 of the Corporations Law stating among other matters that or to the effect that the total votes attached to voting shares in the Company in which the Optionholder or its associates (within the meaning of section 9 of the Corporations
     Law) have relevant interests is at least 5% of the voting shares in the Company.

3.2  Nothing in this clause obliges;

     (a) the Optionholder to acquire a relevant interest in or to become entitled to any voting shares in the Company other than by force of the execution of this deed; or

     (b) either party to call or request or to join in calling or requesting any meeting of the Company's members.


4.   EXERCISE OF THE CALL OPTION

4.1 The Call Option may only be exercised by the Optionholder during the Call Option Period and in respect of all of the Option Securities.

4.2 The Optionholder may exercise the Call Option at any time during the Call Option Period if and only if neither the Optionholder nor any associate of the Optionholder has:

     (a)  made a takeover bid; or

     (b)  caused a takeover bid to be made,

     (in each case within the meaning of the Corporations Law) in relation to the Company or any shares in the Company in the period commencing the date of this deed and ending on the date the Optionholder gives the Shareholder the notice referred to in clause 4.3.

4.3 The Call Option may be exercised only by giving the Shareholder in accordance with clause 11 an irrevocable written notice in the form set out in Part 3 of the schedule.

4.4 Not later than 30 days after receipt of the notice referred to in clause 4.3 or sooner at the Optionholder's election (or, where an adjustment is to be made to the Purchase Consideration under clauses
     6.2 and 7, the day after that adjustment has been finally determined) the Optionholder must pay the Shareholder the Purchase Consideration by way of Australian bank cheque or, at the request of the Shareholder, by way of telegraphic transfer to an account nominated by the Shareholder.

4.5 Contemporaneously with the payment of the Purchase Consideration in accordance with clause 4.4, the Shareholder must:

     (a) subject to clause 4.6, give to the Optionholder completed transfers of the Option Securities to the Optionholder which transfers must conform with the requirements of the Corporations Law and the constitution of the Company;

     (b) give to the Optionholder the certificates (if any) in respect of the Option Securities; and

     (c) do all acts and things (within the Shareholder's control) and execute all documents as are or may be required to register the Optionholder or its nominee as the legal and beneficial owner of the Option Securities.

4.6 If the Option Securities are Securities title to which is registered in a computer-based system which provides for the recording and transfer of title to the Securities by way of electronic entries (such as CHESS), transfer of title to the Option Securities to the Optionholder or its nominee in accordance with the rules and procedures of such a system is sufficient compliance by the Shareholder with its obligations under clause 4.5.

4.7  If the Optionholder or any associate of the Optionholder has:

     (a)  made a takeover bid; or

     (b)  caused a takeover bid to be made,

     (in each case within the meaning of the Corporations Law) in relation to the Company or any shares in the Company in the period commencing the date of this deed and ending on the date the Optionholder gives the Shareholder the notice referred to in clause 4.3, this deed, other than this clause 4.7 is of no further force or effect, the purchase and sale of the Option Securities pursuant to this deed will not take place and the Shareholder must repay to the Optionholder any of the Purchase Consideration that has already been paid.


5.   WARRANTIES UNDERTAKINGS AND ACKNOWLEDGEMENTS OF THE PARTIES

5.1 The Shareholder covenants with the Optionholder and warrants and undertakes to the Optionholder and its nominee that:

     (a) the Option Securities will be free from all liens, charges and encumbrances immediately prior to the sale of the Option Securities under this deed; and

     (b)  the Shareholder either:

          (i)  will be the legal and beneficial owner of the Option
               Securities; or

          (ii) will have a presently exercisable and unconditional right to vest the Option Securities (including within the meaning of paragraph 846(2)(a) but not including within the meaning of paragraph 846(2)(b), of the Corporations Law) in the Optionholder,

          immediately prior to the sale of the Option Securities under this deed.

5.2  The Optionholder acknowledges and agrees that:

     (a) the Shareholder may at any time prior to the sale of the Option Securities under this deed dispose of all or any of the Option Securities, but any such disposal will not affect the Shareholder's obligations under this deed including, without limitation, to transfer Option Securities to the Shareholder under and otherwise comply in all respects with, clause 4 as a result of any exercise of the Call Option;

     (b) it is sufficient compliance by the Shareholder with its obligations under clause 4 if it effects transfers when required by that clause of equivalent Securities of the Company of an identical type, nominal value (if any), description, number and amount as the Securities specified in Part 1 of the schedule, as reduced, increased or affected by any Reorganisation of the Company prior to those transfers; and

     (c) at any time prior to the sale of the Option Securities under this deed, the Shareholder is free to exercise, or to control the exercise of, any right to vote attached to any of the Option Securities as the Shareholder thinks fit.

5.3  The Optionholder warrants to the Shareholder that:

     (a) the execution of this deed by the Optionholder does not cause the Optionholder or any associate (within the meaning of sections 10 to 17 of the Corporations Law) of the Optionholder to be in breach of section 606 of the Corporations Law; and

     (b) If during the Call Option Period a document in a form similar to this deed is entered into between the Optionholder and a person other than the Shareholder on terms more favourable than the terms of this deed, then the Shareholder will be offered the opportunity by the Optionholder to amend this deed to conform with any other such document. The Optionholder agrees to indemnify the Shareholder in respect of any loss or damage to the Shareholder or its clients as a result of Shareholder not being offered the opportunity to amend this deed in the circumstances described in this clause 5.3(b).


6.   PURCHASE CONSIDERATION

6.1 Where there has been no Reorganisation of the Company in the Reorganisation Period, the Purchase Consideration is the amount specified in Part 4 of the schedule.


6.2 Where there has been a Reorganisation of the Company during the Reorganisation Period, the Purchase Consideration specified in Part 4 of the schedule will be adjusted to reflect the Reorganisation, as agreed between the parties within 2 Business Days of the date of exercise of the Call Option or failing agreement as determined by an expert in accordance with clause 7.


7.   DISPUTE RESOLUTION

7.1 If a party considers that there is a dispute or difference relating to the adjustment of the Purchase Consideration under clause 6.2 the parties agree to follow the procedures set out in this clause to resolve the dispute or difference.

7.2 The party considering that a dispute or difference has arisen may send a notice to the other party setting out a full description of the matters in dispute or over which there is a difference ('Dispute').

7.3 The parties must personally or through nominees attempt to resolve the Dispute.

7.4 If the parties are unable to resolve the Dispute within 2 Business Days of receipt by either party of notice under this clause, the parties must refer the Dispute to an independent expert, as agreed between the parties, for decision by that expert within 2 Business Days of the expert's appointment.

7.5 If the parties fail to agree on the appointment of an independent expert within 1 Business Day of receipt by either party of a notice under this clause, the parties will ensure that the Chairman for the time being of the Securities Institute of Australia appoints an independent expert to resolve the Dispute within 2 Business Days of the expert's appointment.

7.6 A decision of the independent expert is final and binding on the parties.

7.7 Unless otherwise agreed by the parties the place of resolution of any Dispute is Melbourne, Victoria.

7.8 No proceedings in respect of a Dispute may be commenced before the procedures in this clause have been followed in full.

7.9 The parties must each bear their own costs in following any of these procedures unless a binding decision states otherwise.


8.   GENERAL

8.1 Any dividend declared but unpaid in respect of the Option Securities prior to completion of the purchase of the Option Securities under this deed is for the benefit of the Shareholder.

8.2 If the Call Option is exercised, this deed and the notice given by the Optionholder under clause 4.2, without the necessary of any further document, constitutes an enforceable contract for the purchase of the Option Securities by the Optionholder or its nominee from the Shareholder.


9.   ASSIGNMENT AND POWER OF NOMINATION

9.1 Subject to all of the matters set out in clause 9.2 being satisfied, on the exercise of the Call Option the Optionholder may nominate a substitute purchaser to purchase the Option Securities ('Substitute Purchaser') by written notice to the Shareholder stating the name and address of the Substitute Purchaser.

9.2  The Optionholder can only nominate a Substitute Purchaser under clause
     9.1 if:

     (a) the Optionholder has duly performed all of its obligations under this deed;

     (b) the Substitute Purchaser has consented in writing to assume the obligations of the Optionholder under this deed (including, without limitation, making representations made by, or representations substantially similar to the representations made by, the Optionholder under this deed);

     (c) the Substitute Purchaser is legally permitted to purchase the Option Securities; and

     (d) the Optionholder has nominated the Substitute Purchaser in accordance with clause 9.1.

     Provided the matters in this clause 9.2 are satisfied, then all references to the Optionholder are deemed to refer to the Substitute Purchaser.


10.  TIME

     Time is of the essence of this deed.


11.  NOTICE

11.1 A party giving notice or notifying under this deed must do so in writing:

     (a) directed to the recipient's address specified in this clause, as varied by any notice; and

     (b) hand delivered or sent by prepaid post or facsimile to that address.

     The parties' addresses and fascimile numbers are:

     Shareholder:   BT Funds Management Limited
                    Level 15
                    The Chifley Tower
                    2 Chifley Square
                    Sydney NSW 2000

                    Attention:  Legal Manager
                    Fax: (02) 9259 9718

                    With a copy to Rohan Hedley, Joint Head of Equities
                    Fax: (02) 9259 2933

     Optionholder:  35 Waymouth Street, Adelaide, South Australia, 5000;
                    Fax 088 410 1597

11.2 A notice given in accordance with clause 11.1 is taken to be received:

     (a)  if hand delivered, on delivery;

     (b)  if sent by prepaid post, 3 days after the date of posting;

     (c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages to the notice unless, within eight Business Hours after that transmission, the recipient informs the sender that it has not received the entire notice.

11.3 In this clause, 'Business Hours' means 9.00 am to 5.00 pm on a Business Day.


12.  MISCELLANEOUS

12.1 Headings

     Headings are for ease of reference only and do not affect the construction of this deed.

12.2 Governing Law

     This deed is governed by and construed in accordance with the laws for the time being in force in New South Wales and the parties must submit to the jurisdiction of the courts of that State.

12.3 Costs and Expenses

     (a) All stamp duties and other taxes of a similar nature payable on this deed and on the exercise of the Call Option and on all transfers and contract notes relating to exercise of the Call Option (whether the Option Securities are transferred pursuant to this deed to the Optionholder, the Optionholder's nominee or a Substitute Purchaser as defined in clause 9.1) are payable by the Optionholder.

     (b) All reasonable legal costs incurred by the Shareholder in connection with the preparation of this deed are payable by the Optionholder.

12.4 Remedies for Breach

     (a) The parties agree that damages are not an adequate remedy for any breach of this deed and that they are entitled to seek specific performance, injunctive or other equitable relief to remedy or prevent any breach of this deed.

     (b) This remedy is in addition to any other rights or remedies available to the parties.

12.5 No waiver

     A power or right in this deed may only be waived in writing, signed by the party to be bound by the waiver.

12.6 Surviving Obligations

     The obligations in this deed survive any termination or purported termination of this deed.


13.  INTERPRETATION

     In this deed unless otherwise indicated by the context:

     (a) words importing the singular include the plural and vice versa and words importing a gender include other genders;

     (b) a reference to a party to this deed or any other document or agreement includes that party's successors and permitted assigns;

     (c) in reference to a document or agreement including this deed includes a reference to that document or agreement as amended, novated, supplemented, varied or replaced from time to time;

     (d) a reference to '$A', 'dollar', '$', 'AUD' and to any amount not otherwise designated is a reference to Australian currency;

     (e) a reference to writing includes typewriting, printing, lithography, photography and any other mode of representing or reproducing words in a permanent and visible form;

     (f) if any day for the payment of money under this deed falls on a day which is not a Business Day, the payment is due on the next Business Day;

     (g) words and expressions defined in the Corporations Law as at the date of this deed have the meanings given to them in the Corporations Law at that date; and

     (h) a reference to a schedule means a reference to a schedule of this deed.

                                 SCHEDULE

PART 1    OPTIONS SECURITIES

          30,858,747 fully paid ordinary shares in the capital of the Company.

PART 2    CALL OPTION PERIOD

          The period commencing at the first time (Melbourne time) on the first date that all of the Conditions are satisfied ('Satisfaction Time') and ending at 5.00 pm (Melbourne time) on the date that is twelve months after the date on which the Satisfaction Time occurs.

PART 3    FORM FOR EXERCISE OF THE CALL OPTION

          To:    [Shareholder]

          [Nominee], as a party to the Call Option deed with you dated on or about 27 April 2000 gives notice that it wishes to exercise the Call Option and requires you to sell the Option Securities at the Purchase Consideration on the terms of the Call Option deed. Terms used in this notice have the same respective meanings as in that deed.


          Pursuant to clause 12.3 of the deed (but without limiting that clause), the Optionholder agrees to pay any stamp duty payable relating to the transfer of the Option Securities or if the Shareholder pays such duty, to pay to the Shareholder in addition to the Purchase Consideration, the amount of the stamp duty paid by the Shareholder.


          Signed:
          Dated:


PART 4    PURCHASE CONSIDERATION

          Subject to any variation provided in clauses 6 and 7 of this deed, AUD1.60 per Security. This comprises an aggregate Purchase Consideration of AUD49,373,995.

EXECUTED as a deed.

The common seal of
BT Funds Management Limited )
is affirmed in accordance   )
with its articles of        )
association in the          )
presence of

/s/ Geoffrey Ian Martin                 /s/ Geoffrey Lloyd
-----------------------------          -----------------------------
[         Director          ]          [        Geoffrey Lloyd     ]
                                                Company Secretary


THE COMMON SEAL OF
CP Ventures Limited         )
WAS HEREUNTO AFFIXED        )
IN ACCORDANCE WITH ITS      )
CONSTITUTION IN THE         )
PRESENCE OF:                )

 /s/ Michael Peter Sadlon               /s/ Lawrence John Clark
-----------------------------          -----------------------------
[  MICHAEL PETER SADLON     ]          [    LAWRENCE JOHN CLARK     ]
       SECRETARY                             DIRECTOR/SECRETARY